Exhibit 10.2

As of March 14, 2006

Harvard Bioscience, Inc.

84 October Hill Road

Holliston, MA 01746

Ladies and Gentlemen:

Reference is made to a revolving line of credit in the amount not to exceed $20,000,000 in the aggregate (the “Line of Credit”) made available by Brown Brothers Harriman & Co. (“BBH”) as agent on behalf itself and Bank of America, N.A., f/k/a Fleet National Bank (“BA”) to Harvard Bioscience, Inc. (the “Borrower”) pursuant to a Revolving Credit Loan Agreement by and among BBH, BA, and the Borrower and dated as of November 21, 2003 (the “Credit Agreement”). Obligations of the Borrower arising under the Line of Credit are evidenced by two (2) Revolving Credit Notes, each in the principal amount of $10,000,000 dated as of November 21, 2003, one of which is executed by the Borrower in favor of BBH (the “BBH Revolving Note”), and the second of which is executed by the Borrower in favor of BA (the “BA Revolving Note”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

The Borrower’s obligations under the Credit Agreement, the BBH Revolving Note and the BA Revolving Note (the “Obligations”) are secured by, among other collateral, Pledged Collateral as defined and described in a Pledge Agreement dated as of November 21, 2003 by and between BBH as agent, and the Borrower (the “Pledge Agreement”). The Borrower’s Obligations are guaranteed, pursuant to a US Subsidiary Guaranty dated as of November 21, 2003 (the “Guaranty”) by and among BBH as agent, HBIO Securities Corp., Hoefer, Inc., Warner Instruments, Inc., Union Biomerica, Inc., Genomic Solutions, Inc., Cartesian Technologies, Inc., Genomic Solutions Canada, Inc., and Harvard Apparatus, FSC, Inc. (collectively, the “Guarantors”).

The Borrower has requested, and BBH and BA have agreed, to extend the Maturity Date (as defined in the Credit Agreement), provided that the Borrower agrees to certain modifications to the Credit Agreement, the BBH Revolving Note, and the BA Revolving Note. Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and BBH, the Borrower, and BA agree to modify the Credit Agreement, the BBH Revolving Note and the BA Revolving Note as follows:

I.	Amendment to the Credit Agreement

Paragraph 1.1 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefore:

“1.1 Recitals; Maximum Line Commitment. The Borrower wishes to establish a revolving line of credit (the “Line of Credit”) with the Lenders in an aggregate principal amount at any one time outstanding not to exceed Twenty Million Dollars ($20,000,000) (the “Maximum Line Commitment”), to expire January 1, 2007 (the “Maturity Date”).”

II.	Amendment to BBH Revolving Note and BA Revolving Note

Each of the BBH Revolving Note and the BA Revolving Note is hereby amended by deleting “November 21, 2006” from the third line of the first paragraph thereof, and the following is substituted therefore: “January 1, 2007”.

Harvard Bioscience, Inc.

As of March 14, 2006

III.	Miscellaneous

1. The Lenders and the Agent concur that $11.1 million of non-cash impairment charges outlined in the Borrower’s fourth quarter income statement for the period ending December 31, 2005 should be properly excluded from the calculation of Adjusted EBITDA as defined on page 39 of the Credit Agreement.

2. All terms and provisions of the Credit Agreement, the BBH Revolving Note and the BA Revolving Note, each as amended hereby, are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

3. By signing below where indicated, the (i) Borrower represents and warrants that all representations and warranties of Borrower set forth in the Credit Agreement and other Loan Documents (as supplemented and updated as provided in subsection 4.3(a) of the Credit Agreement) are true and correct in all material respects on and as of the date of this certification, as though made on and as of such date (A) except to the extent that such representations and warranties relate solely to an earlier date, (B) except to the extent such representations and warranties are affected by the consummation of transactions permitted under the Credit Agreement, (C) except that references to financial statements shall be deemed to refer to the most recent audited financial statements delivered pursuant to subsection 5.1(a) of the Credit Agreement, and (D) except as set forth on the correspondingly numbered schedule(s) to the Credit Agreement and/or Loan Document, as applicable and as amended from time to time, and that no Default or an Event of Default under the Credit Agreement or an Event of Default under the Pledge Agreement exists and is continuing, each as of the date hereof, (ii) Borrower agrees to pay to the Agent, for account of the Lenders on a pro rata basis, an Amendment fee in an aggregate amount of $5,000.00 and (iii) the Guarantors ratify and affirm the terms and conditions of the Guaranty as of the date hereof.

4. This letter, the Credit Agreement, the BBH Revolving Note, the BA Revolving Note, the Pledge Agreement, the Guaranty, and the other agreements, documents and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or current understandings and agreements, whether written or oral. This letter may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This letter shall be construed in accordance with the laws (other than conflict of laws rules) of the Commonwealth of Massachusetts and when executed and delivered will be considered an agreement under seal.

[Remainder of Page Intentionally Left Blank]

Please execute the enclosed copy of this letter and return the same to the undersigned.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Robert Hazard
Name: Robert Hazard Title: Vice President Date: 3/14/06

Acknowledged and Agreed:

BANK OF AMERICA, N.A.

(successor by merger to Fleet National Bank) as a Lender

By:	/s/ Pamela A. Kuong
Name: Pamela A. Kuong Title: Senior Vice President Date: 3/14/06

Harvard Bioscience, Inc.

As of March 14, 2006

HBIO Securities Corp.

By:	/s/ Bryce A. Chicoyne
Name: Bryce A. Chicoyne Title: CFO Date: 3/14/06

Hoefer, Inc.

By:	/s/ Bryce A. Chicoyne
Name: Bryce Chicoyne Title: Vice-President and Assistant Secretary Date: 3/14/06

Warner Instruments, Inc.

By:	/s/ Bryce A. Chicoyne
Name: Bryce Chicoyne Title: Vice-President and Assistant Secretary Date: 3/14/06

Union Biomerica, Inc.

By:	/s/ Bryce A. Chicoyne
Name: Bryce Chicoyne Title: Vice-President and Assistant Secretary Date: 3/14/06

Genomic Solutions, Inc.

By:	/s/ Bryce A. Chicoyne
Name: Bryce Chicoyne Title: Vice-President and Assistant Secretary Date: 3/14/06

Cartesian Technologies, Inc.

By:	/s/ Bryce A. Chicoyne
Name: Bryce Chicoyne Title: Vice-President and Assistant Secretary Date: 3/14/06

Harvard Bioscience, Inc.

As of March 14, 2006

Genomic Solutions Canada, Inc.,

By:	/s/ Bryce A. Chicoyne
Name: Bryce Chicoyne Title: Vice-President and Assistant Secretary Date: 3/14/06

Harvard Apparatus, FSC, Inc.

By:	/s/ Bryce A. Chicoyne
Name: Bryce Chicoyne Title: Vice-President and Assistant Secretary Date: 3/14/06